EXHIBIT 10.54

RADNOR HOLDINGS CORPORATION

2005 OMNIBUS EQUITY COMPENSATION PLAN

STOCK AWARD

This STOCK AWARD, dated as of November 22, 2005 (the “Date of Grant”), is delivered by Radnor Holdings Corporation (the “Company”) to Paul M. Finigan (“you” or “your”).

RECITALS

WHEREAS, the Radnor Holdings Corporation 2005 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of stock awards in accordance with the terms and conditions of the Plan. The Board of Directors of the Company (the “Board”) has selected you to receive a stock award under the Plan as an inducement for you to promote the best interests of the Company and its stockholders. A copy of the Plan is attached.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Stock Award. Subject to the terms, restrictions and other conditions set forth in this Agreement and the Plan, the Company hereby grants to you twenty-five (25) shares of non-voting common stock of the Company (the “Stock Award”) in consideration for the valuable services that you have provided to the Company.

2. Vesting of Stock Award. The shares subject to the Stock Award are vested immediately.

3. Issuance of Certificates.

(a) Stock certificates representing the shares subject to the Stock Award shall be issued to you by the Company.

(b) The obligation of the Company to deliver shares will be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.

4. Right of First Refusal; Repurchase Right; Shareholder’s Agreement. As a condition of receiving this grant, you hereby agree that (a) the shares shall be subject to a right of first refusal and repurchase right as described in the Plan, and (b) the Board may require that you execute a shareholder’s agreement, in such form as the Board determines, with respect to the shares issued under the Plan.

5. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Board will have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder.

6. Withholding. You will be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant of the shares subject to the Stock Award. Subject to Board approval, you may elect to satisfy any tax withholding obligation of the Employer with respect to the Stock Award by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

7. Tax Consequences. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and that you are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

8. Other Restrictions on Sale or Transfer of Shares.

(a) You are acquiring the shares underlying this Agreement solely for investment purposes, with no present intention of distributing or reselling any of the shares or any interest therein. You acknowledge that the shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b) You are aware of the applicable limitations under the Securities Act and under the Plan relating to a subsequent sale, transfer, pledge or other assignment or encumbrance of the shares. You further acknowledge that the shares must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(c) You will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares underlying this Agreement unless the shares are registered under the Securities Act or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(d) You realize that there is no public market for the shares underlying this Agreement, that no market may ever develop for them, and that they have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.

9. No Employment or Other Rights. This grant will not confer upon you any right to be retained by or in the employ or service of the Company and will not interfere in any way with the right of the Company to terminate your employment or service at any time. The right of the

Company to terminate at will your employment or service at any time for any reason is specifically reserved.

10. Assignment by Company. The rights and protections of the Company hereunder will extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without your consent.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to the Company provided for in this instrument will be addressed to the Company in care of the President at the Company’s corporate headquarters, and any notice to you will be addressed to you at the current address shown on the payroll of the Company, or to such other address as you may designate to the Employer in writing. Any notice will be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and you have placed your signature hereon, effective as of the Date of Grant.

RADNOR HOLDINGS CORPORATION
Attest:

/s/ Caroline J. Williamson	By:	/s/ R. Radcliffe Hastings
Caroline J. Williamson, Secretary		R. Radcliffe Hastings
Executive Vice President and Treasurer

I hereby accept the Stock Award described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board will be final and binding.

/s/ Paul M. Finigan
Paul M. Finigan

11/22/05
Date